Exhibit 99.1
CALLON PETROLEUM COMPANY ANNOUNCES THE CLOSING OF
DELAWARE BASIN ACQUISITION AND EAGLE FORD DIVESTITURE

Reduces Outstanding Debt by Approximately $300 Million
Will Commence Share Buyback Program in the Third Quarter

Houston, TX (July 5, 2023) -- Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it closed its previously announced acquisition of Delaware Basin assets from Percussion Petroleum Operating II, LLC (“Percussion”) and the sale of its Eagle Ford assets to Ridgemar Energy Operating, LLC (“Ridgemar”) on July 3, 2023.

“We are excited to announce the completion of another important strategic move for Callon and its shareholders. Through these two transactions, we have created a singular focus on the Permian Basin, reduced our absolute debt position, and kicked off a shareholder return plan,” said Joe Gatto, President and CEO. “The bolt-on Percussion transaction improves our Delaware inventory depth and also lowers our cost structure. I would like to thank everyone at Callon, Percussion, and Ridgemar for their efforts to close these transactions.”

Financial Impact of Transactions

The consideration paid at closing for the Percussion transaction consisted of $249 million in cash and approximately 6.3 million shares of Callon common stock, subject to customary post-closing adjustments. Callon received $551 million in cash at closing for the sale of its Eagle Ford assets to Ridgemar, subject to customary post-closing adjustments. Both transactions reflect an effective date of January 1, 2023, and exclude transaction expenses.

Stock Repurchase Program

As previously announced, the Board of Directors authorized a two-year, $300 million stock repurchase program in conjunction with the transactions that became effective upon their closing on July 3rd. Callon intends to repurchase its first shares under this program in the third quarter of 2023.

Balance Sheet Update

At closing, Callon’s outstanding debt was reduced by approximately $300 million and gross debt is now less than $2.0 billion. Subsequently, Callon submitted a notice of redemption for the $187.2 million of 8.25% Senior Notes maturing July 2025 and expects to complete the redemption in early August. These notes are callable at par and will be funded using the Company’s revolving credit facility.

About Callon Petroleum

Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration and sustainable development of high-quality assets in the Permian Basin in West Texas. For more information about Callon Petroleum, please visit www.callon.com.

Cautionary Statement Regarding Forward-Looking Information

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding future operations, financial position, estimated revenues and losses, projected costs, prospects, inventory, plans and objectives of management, and the implementation of the Company's business plans and strategy, as well as statements including the words "believe," "expect," "plans," "may," "will," "should," "could," and words of similar meaning. These statements reflect the Company's current views with respect to future events and financial performance based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices; changes in the supply of and demand for oil and natural gas, including as a result general economic conditions or as a result of actions by, or disputes among members of OPEC and other oil and natural gas producing countries with respect to production levels or other matters related to the price of oil; our ability to drill and complete wells; operational, regulatory and environment risks; the cost and availability of equipment and labor; our ability to finance our development activities at expected costs or at expected times or at all; rising interest rates and inflation; our inability to realize the benefits of recent transactions; currently unknown risks and liabilities relating to the newly acquired assets and operations; adverse actions by third parties involved with the transactions; risks that are not yet known or material to us; and other risks more fully discussed in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Kevin Smith
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200